Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of March 23, 2015 by and between INFUSYSTEM HOLDINGS, INC., a Delaware corporation, INFUSYSTEM HOLDINGS USA, INC., a Delaware corporation, INFUSYSTEM, INC., a California corporation, FIRST BIOMEDICAL, INC., a Kansas corporation, and IFC LLC, a Delaware limited liability company (each a “Grantor” or “Borrower”, and collectively, the “Grantors” or “Borrowers”), and JPMORGAN CHASE BANK, N.A. (the “Lender”), on behalf of the Lender and the other Secured Parties.

PRELIMINARY STATEMENT

The Grantors, any other Loan Parties, if any, party thereto, and the Lender are entering into a Credit Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor (including any other Grantor joining this Security Agreement from time to time) is entering into this Security Agreement in order to induce the Lender to enter into and extend credit to the Borrowers under the Credit Agreement.

ACCORDINGLY, the Grantors and the Lender, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Lender, between the Lender and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Lender with respect to the Collateral pursuant to any Loan Document.

“Commercial Tort Claims” means the commercial ton claims as defined in Article 9 of the UCC, including each commercial tort claim specifically described on Exhibit I.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Lender, among any Grantor, a banking institution holding such Grantor’s funds, and the Lender with respect to collection and control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Government Receivables Deposit Account” means any Deposit Account of a Grantor that directly receives proceeds of Government Receivables.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (0 all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Lender pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Specified Collateral” means Collateral consisting of (i) Medical Equipment in Rental Service, (ii) Collateral that is in transit or out for repair and (iii) Collateral with an individual fair market value of less than $250,000; provided that the aggregate value of Collateral located at all locations not listed on Exhibit A or any other location permitted by Section 4.1(g) shall not exceed $1,000,000.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Lender, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal properly and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims;

(xvi)	all Farm Products; and

(xvii)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding the foregoing, the Collateral shall not include and no Grantor shall be deemed to have granted a security interest in: (i) any lease, license, contract or agreement to which any Grantor is a party or has any right, title or interest thereunder, if and for so long as the inclusion thereof in the Collateral, would constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or any other provision of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, however, that such lease, license, contract or agreement shall cease to be excluded from the Collateral immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, Collateral shall include any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (A) and (B) hereof, (ii) any asset or property right of a Grantor to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or any other provision of the UCC or any successor provision or provisions of any relevant jurisdiction or any other applicable law), (iii) any Trademark applications filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application, (iv) any Equity Interest in excess of 65% (or such greater percentage that would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956- 2(c)(2)) of any foreign subsidiary of a Grantor and (v) any motor vehicles or other assets subject to certificate of title laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Lender and the Secured Parties that:

3.1. Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Lender the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or limited liability company, as applicable, proceedings of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit II, the Lender will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing a financing statement in the appropriate office under the UCC, subject only to Liens permitted under Section 4.1 (c).

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit A; such Grantor has no other material places of business except those set forth in Exhibit A.

3.4. Collateral Locations. All of such Grantor’s locations where Collateral (other than Specified Collateral) is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5. Deposit Accounts. All of such Grantor’s Deposit Accounts are listed on Exhibit B.

3.6. Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the five years prior to the Effective Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor if the stated amount of such Letter-of-Credit Right or Chattel Paper exceeds $250,000 in any individual instance or $1,000,000 in the aggregate. All action by such Grantor necessary or desirable to protect and perfect the Lender’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Lender will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(c).

3.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Lender by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(b) With respect to its Accounts identified as being an Eligible Account included in a Borrowing Base Certificate, (i) all such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Lender; (iii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (iv) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any materially adverse change in such Account Debtor’s financial condition; and (v) such Grantor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due.

(c) In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices and statements with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent, and (ii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9. Inventory. With respect to any of its Inventory (a) such Inventory (other than Inventory consisting of Specified Collateral) is located at one of such Grantor’s locations set forth on Exhibit A or another location permitted by Section 4.1 (g), (b) no Inventory (other than Inventory consisting of Specified Collateral) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the security interest granted to the Lender hereunder, for the benefit of the Lender and the Secured Parties, and Liens permitted under Section 6.02 of the Credit Agreement, (d) such Inventory is of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance in all material respects with the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters, and (g) the completion of manufacture, sale or other disposition of such Inventory by the Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.10. Intellectual Property. Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and (i) the filing of a separate Patent and Trademark Security Agreement of even date with this Agreement with the United States Patent and Trademark Office or (ii) the filing of a separate Copyright Security Agreement with the United States Copyright Office, at such future time as any Copyright shall become part of the Collateral, fully perfected first priority security interests in favor of the Lender on such Grantor’s Patents, Trademarks and Copyrights, as the case may be, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Lender’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

3.11. Filing Requirements. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) Accounts with respect to which the Account Debtor is a Government Account Debtor or (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Lender as the secured party, (b) in respect to other Liens permitted under Section 6.02 of the Credit Agreement and (c) financing statements in favor of Wells Fargo Bank, N.A. which will be terminated in connection with the Closing of the Credit Agreement.

3.13. Pledged Collateral.

(a) Exhibit G sets forth a complete and accurate list of all of the Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the Lender hereunder and Permitted Encumbrances. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Lender representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Lender pursuant to which the Lender has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Lender of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit G, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Lender such reports relating to such Collateral as the Lender shall reasonably request from time to time.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Lender to file, and if requested will deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Lender in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Lender may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Lender promptly upon request. Such Grantor also ratifies its authorization for the Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Lender, furnish to the Lender, as often as the Lender reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Lender may reasonably request, all in such detail as the Lender may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Lender in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Lender as the secured party, and (ii) in respect to other Liens permitted under Section 6.02 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Lender, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Locations. Such Grantor will not (i) maintain any Collateral owned by it, other than Specified Collateral, at any location other than those locations listed on Exhibit A or disclosed to Lender pursuant to clause (ii) of this Section, (ii) otherwise change, or add to, such locations without providing prompt notice to the Lender (and such Grantor will use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement), or (iii) change its principal place of business or chief executive office from any location identified on Exhibit A or disclosed to Lender pursuant to clause (ii) of this Section, other than as permitted by the Credit Agreement or hereunder.

(h) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2. Receivables.

(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory or rendering of services in accordance with its present policies and in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) Delivery of Invoices. Such Grantor will deliver to the Lender immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Lender shall specify if such Account is a Non-Government Receivable.

(d) Disclosure of Counterclaims on Receivables. If (i) any material discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Lender in writing.

(e) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Lender Control of all electronic chattel paper that exceeds $250,000 in any individual instance or $1,000,000 in the aggregate, in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory and Equipment.

(a) Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for (i) damaged or defective goods arising in the ordinary course of such Grantor’s business, (ii) ordinary wear and tear and (iii) transactions permitted under the Loan Documents.

(b) Returned Inventory. In the event any Account Debtor returns Inventory (other than Medical Equipment in Rental Service returned at the end of the applicable rental term) to such Grantor when an Event of Default exists, such Grantor, upon the request of the Lender, shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Lender’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender’s prior written consent. All returned Inventory shall be subject to the Lender’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

(c) Inventory Count. Such Grantor will conduct a physical count of its Inventory in accordance with the requirements of Section 5.11 of the Credit Agreement.

(d) Equipment. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Lender does not have a Lien. Such Grantor will not, without the Lender’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s material Equipment constituting Collateral.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. In each case with respect to any Chattel Paper, Securities and Instruments the stated amount of which exceeds $250,000 in any individual instance or $1,000,000 in the aggregate, such Grantor will (a) deliver to the Lender immediately upon execution of this Security Agreement the originals of such Chattel Paper, Securities and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Lender upon receipt and immediately thereafter deliver to the Lender such Chattel Paper, Securities and Instruments constituting Collateral. Upon the Lender’s request, such Grantor will deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and promptly deliver to the Lender) any Document evidencing or constituting Collateral the stated amount of which exceeds $250,000 in any individual instance or $1,000,000 in the aggregate.

4.5. Uncertificated Pledged Collateral. Such Grantor will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it the stated amount of which exceeds $250,000 in any individual instance or $1,000,000 in the aggregate, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are material Pledged Collateral and (b) any securities intermediary which is the holder of any material Pledged Collateral, to cause the Lender to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender, giving the Lender Control.

4.6. Pledged Collateral.

(a) Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except in each case as permitted under Section 6.03 of the Credit Agreement or (ii) vote any such Pledged Collateral in favor of any of the foregoing, except as permitted under Section 6.03 of the Credit Agreement.

(b) Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral to be registered in the name of the Lender or its nominee at any time following the occurrence and during the continuation of an Event of Default at the option of the Lender.

(d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Lender in respect of such Pledged Collateral.

(ii) Such Grantor will permit the Lender or its nominee at any time after the occurrence and during the continuation of an Event of Default, upon notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv) All Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Lender to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c) Interests in Limited Liability Companies and Limited Partnerships. Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Grantor shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction (unless certificated and pledged and delivered to the Lender pursuant to the terms hereof).

4.7. Intellectual Property.

(a) Such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Lender of any License held by such Grantor and to enforce the security interests granted hereunder.

(b) Such Grantor shall notify the Lender immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the conduct of its business, its right to register the same, or to keep and maintain the same.

(c) In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without promptly notifying the Lender thereof, and, upon request of the Lender, such Grantor shall execute and deliver any and all security agreements as the Lender may reasonably request to evidence the Lender’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Such Grantor shall take all actions necessary or requested by the Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing) material to the conduct of its business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.

(e) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Lender shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8 Commercial Tort Claims. Such Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify the Lender of any Commercial Tort Claim acquired by it seeking damages in excess of $250,000 and, unless the Lender otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit J hereto, granting to Lender a first priority security interest in such Commercial Tort Claim.

4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit the stated amount of which exceeds $250,000 in any individual instance or $1,000,000 in the aggregate, it shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Lender thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any such Letter-of-Credit Rights to the Lender and (ii) agree to direct all payments thereunder to a Deposit Account at the Lender or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.16 of the Credit Agreement, all in form and substance reasonably satisfactory to the Lender.

4.10. Federal, State or Municipal Claims. Such Grantor will promptly notify the Lender of any Collateral, other than Accounts with respect to which the Account Debtor is a Government Account Debtor, which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies.

4.12. Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.

(b) All insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall name the Lender as an additional insured or as lender’s loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Lender, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Lender; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days’ (or ten (10) days for non-payment of premium) prior written notice given to the Lender.

(c) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Lender (if so requested). If such Grantor fails to obtain or maintain any insurance as required by this Section, the Lender may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the Lender shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13. Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral (other than Specified Collateral) is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Lender.

4.14. Deposit Account Control Agreements. Each Grantor will maintain the Lender as its primary depository bank (other than with respect to deposit accounts used for disbursements and which do not contain more than $250,000 in the aggregate for all such accounts), including for the maintenance of all material operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, on or before one hundred and fifty (150) days (or such later date agreed to in writing by the Lender) after the Effective Dale, provided that accounts subject to a Deposit Account Control Agreement in favor of, and in form satisfactory to, the Lender shall be permitted after such time.

4.15. Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral (other than Specified Collateral) is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, in each case from a location other than one listed on Exhibit A or otherwise permitted under the Loan Documents, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Lender shall have received at least thirty (30) days (or such shorter period as agreed to by Lender) prior written notice of such change and the Lender shall have acknowledged in writing (such written acknowledgment not to be unreasonably conditioned, delayed or withheld) that either (1) such change will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral, or (2) any reasonable action requested by the Lender in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Lender in any Collateral), provided that, any new location shall be in the U.S. or Canada (other than Quebec). Such Grantor shall not change its fiscal year which currently ends on December 31.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The nonpayment when due of any Swap Agreement Obligations (and such shall failure shall continue unremedied for a period of three (3) Business Days) or the occurrence of any “Event of Default” under, and as defined in, the Credit Agreement shall constitute an Event of Default hereunder.

5.2. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Lender may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Lender and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary or otherwise (other than with respect to any Government Receivables Deposit Account) and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein or required by law), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Lender may deem commercially reasonable;

(v) obtain a court order from any court of competent jurisdiction ordering the assignment of Government Receivables directly to the Lender, and in accordance with 42 C.F.R. §424.73(b)(2) and 42 C.F.R. §424.90, file a certified copy of the court order and of the executed assignment (if necessary) with the contractor responsible for processing the claim. Such assignment shall apply to all Government Receivables payable to any Grantor at any time, and in the event Lender chooses to exercise the remedy described in this Section 5.2(a)(v), each Grantor hereby expressly authorizes the Lender to obtain a court order from any court of competent jurisdiction ordering the assignment of Government Receivables directly to the Lender, and further expressly waives any right to contest or challenge the validity of such court order for any reason whatsoever, and each Grantor agrees to execute any documents and provide any information necessary for the Lender to obtain such court order and assignment of Government Receivables (if necessary); and

(vi) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Lender was the outright owner thereof.

(b) The Lender, on behalf of the Lender and the other Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies (for the benefit of the Lender and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full (other than contingent indemnification obligations as to which no claim has been made), there remain Swap Agreement Obligations outstanding, the Lender may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.

(f) Notwithstanding the foregoing, neither the Lender nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3. Grantor’s Obligations Upon Default. Upon the request of the Lender after the occurrence and during the continuation of an Event of Default, each Grantor will:

(a) assemble and make available to the Lender the Collateral and all books and records relating thereto at any place or places reasonably specified by the Lender, whether at a Grantor’s premises or elsewhere;

(b) permit the Lender, by the Lender’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral (other than Medical Equipment in Rental Service), or the books and records relating to Collateral, or both, are located, to take possession of all or any part of the Collateral (other than Medical Equipment in Rental Service) or the books and records relating to Collateral, or both, to remove all or any part of the Collateral (other than Medical Equipment in Rental Service) or the books and records relating to Collateral, or both, and to conduct sales of the Collateral, without any obligation to pay the applicable Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Lender may request, all in form and substance satisfactory to the Lender, and furnish to the Lender, or cause an issuer of Pledged Collateral to furnish to the Lender, any information regarding the Pledged Collateral in such detail as the Lender may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Lender to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Lender, at any time, and from time to lime, promptly upon the Lender’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4. Grant of Intellectual Property License. For the purpose of enabling the Lender to exercise the rights and remedies under this Article V at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Lender, for the benefit of itself and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Lender may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Lender’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Lender may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Account Verification. Subject in each case to applicable law and limitations with respect to Government Receivables, the Lender may at any time after the occurrence and during the continuation of an Event of Default, in the Lender’s own name, in the name of a nominee of the Lender, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2. Authorization for Lender to Take Certain Action.

(a) Subject in each case to applicable law and limitations with respect to Government Receivables and clause (b) below, each Grantor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (iii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Lender Control over such Pledged Collateral, (iv) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 6.02 of the Credit Agreement), (v) to contact Account Debtors for any reason, (vi) to demand payment or enforce payment of the Receivables in the name of the Lender or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (vii) subject to applicable law, to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments (if such Receivable is a Non-Government Receivable) and verifications of Receivables, (viii) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (ix) to settle, adjust, compromise, extend or renew the Receivables, (x) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xi) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment (if such Receivable is a Non-Government Receivable) or satisfaction of Lien or similar document in connection with the Receivables, (xiii) to change the address for delivery of mail addressed to such Grantor to such address as the Lender may designate and to receive and open of all mail addressed to such Grantor, and (xiv) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Lender on demand for any reasonable payment made or any expense incurred by the Lender in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Lender, for the benefit of the Lender and the other Secured Parties, under this Section 6.2 are solely to protect the Lender’s and the other Secured Parties’ interests in the Collateral and shall not impose any duly upon the Lender or any other Secured Party to exercise any such powers. The Lender agrees that, except for the powers granted in Section 6.2(a)(ii)-(iv) and Section 6.2(a)(xiv), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE LENDER AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF A DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantors, addressed as set forth in Article VII, at least ten days prior to (i) the date of any such public sale or (ii)the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Lender or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Lender or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2. Limitation on the Lender’s Duty with Respect to the Collateral. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender shall use reasonable care with respect to the Collateral in its possession or under its control. The Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Lender (i) to fail to incur expenses deemed significant by the Lender to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Lender would be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3. Compromises and Collection of Collateral. The Grantors and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Lender may at any time and from time to lime, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

7.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Lender may, upon three (3) Business Days’ prior written notice to the Grantor if no Event of Default has occurred and is continuing or immediately, if an Event of Default has occurred and is continuing, perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Lender pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13,

4.14, 4.15, 5.3, or 7.7 will cause irreparable injury to the Lender and the other Secured Parties, that the Lender and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.

7.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Lender or other conduct of the Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Lender or any other Secured Party unless such authorization is in writing signed by the Lender.

7.7. No Waiver: Amendments: Cumulative Remedies. No failure or delay by the Lender or any other Secured Party to exercise any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless in writing signed by the Lender and then only to the extent in such writing specifically set forth.

7.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Lender, the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Lender, for the benefit of the Lender and the other Secured Parties, hereunder.

7.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12. Taxes and Expenses. Taxes shall be paid by the Grantors as required by the Credit Agreement. The Grantors shall reimburse the Lender for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and, to the extent provided in the Credit Agreement in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations, other than contingent indemnification obligations as to which no claim has been made, have been paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or at the discretion of the Lender, a back up standby Letter of Credit satisfactory to the Lender has been delivered to the Lender as required by the Credit Agreement) and no commitments of the Lender which would give rise to any Secured Obligations are outstanding.

7.15. Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Lender relating to the Collateral.

7.16. Governing Law; Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL. The terms of Sections 8.09 and 8.10 of the Credit Agreement with respect to governing law, jurisdiction, consent to service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

7.19. Indemnity. Each Grantor hereby agrees to indemnify the Lender, the other Secured Parties and their respective successors, assigns, agents and employees, as set forth in Section 8.03 of the Credit Agreement.

7.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE VIII

NOTICES

8.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 8.01 of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Lender have executed this Security Agreement as of the date first above written.

GRANTORS:

INFUSYSTEM HOLDINGS, INC.

By:

Name:	Jonathan P. Foster
Title:	Executive Vice President and Chief Financial Officer

INFUSYSTEM HOLDINGS USA, INC.

By:

Name:	Jonathan P. Foster
Title:	Executive Vice President and Chief Financial Officer

INFUSYSTEM, INC.

By:

Name:	Jonathan P. Foster
Title:	Executive Vice President and Chief Financial Officer

FIRST BIOMEDICAL, INC.

By:

Name:	Jonathan P. Foster
Title:	Executive Vice President and Chief Financial Officer

IFC LLC

By:

Name:	Jonathan P. Foster
Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Lender